                                                                    EXHIBIT 3.10

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                DDI HOLDING, INC.
                                      INTO
                              AK STEEL CORPORATION

     AK Steel Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the Corporation was incorporated on the 13th day of March, 1989, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of the stock of DDI Holding, Inc., a corporation incorporated on the 18th day of June, 1999, pursuant to the General Corporation Law of the State of Delaware.

     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of the members of the Board effective on the 1st day of January, 2002, determined to merge into itself DDI Holding, Inc.:

          RESOLVED, that the Corporation merge, and it hereby does merge, into itself DDI Holding, Inc. and assumes all of its obligations;

          RESOLVED FURTHER, that the merger shall be effective January 1, 2002 or, if later, on the date of filing the Certificate of Ownership and Merger with the Secretary of the State of Delaware; and

          RESOLVED FURTHER, that any one or more of the officers of the Corporation be, and he, she or they hereby are, authorized and directed to execute a Certificate of Ownership and Merger with the Secretary of the State of Delaware and take whatever other action is necessary or appropriate on connection with, carrying out the intent of the foregoing resolutions.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to its becoming effective.

     FIFTH: That, pursuant to Section 103(d) of the General Corporation Law of the State of Delaware, this Certificate of Ownership and Merger shall be effective as of January 1, 2002 or, if later on the date of filing this Certificate of Ownership and Merger with the Secretary of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Brenda S. Harmon, its Secretary, effective as of the 1st day of January, 2002.

                                      AK STEEL CORPORATION

                                      By: /s/ Brenda S. Harmon
                                          ---------------------------------
                                           Brenda S. Harmon
                                           Secretary

                                       2